UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	March 19, 2008

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-9894	Alliant Energy Corporation	39-1380265
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (e)     On March 19, 2008, the Compensation and Personnel Committee of the Board of Directors of Alliant Energy Corporation (the “Company”) adopted the Alliant Energy Corporation Severance Plan (the “Plan”). The Plan provides executive severance benefits for officers of the Company, including the named executive officers, and replaces a similar severance plan that the Company previously had in place for its officers. The Plan provides a severance payment of one year of base salary, six months of COBRA benefits, and a choice between outplacement services and tuition reimbursement. The Plan includes a six-month delay in payments of cash benefits of over the limit provided in Section 409A of the Internal Revenue Code (currently about $460,000).

        The Company cannot currently determine the benefits, if any, to be paid under the Plan in the future to the officers of the Company, including the named executive officers.

        The Plan, effective March 19, 2008, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Executive Severance Benefit under the Alliant Energy Corporation Severance Plan Summary Plan Description, effective March 19, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION
Date: March 24, 2008	By: /s/ Christopher J. Lindell
Christopher J. Lindell
Vice President - Shared Services

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Severance Benefit under the Alliant Energy Corporation Severance Plan Summary Plan Description, effective March 19, 2008

4